Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Greenlane Holdings, Inc. of our report dated June 1, 2018, relating to the financial statements of Better Life Holdings, LLC, and of our report dated March 7, 2019 relating to the consolidated financial statements of Pollen Gear LLC, both of which appear in Greenlane Holdings, Inc.’s Registration Statement on Form S-1 (No. 333-230405).

/s/ SQUAR MILNER LLP

San Diego, California

May 13, 2019